Exhibit 99.(b)(iii)

Execution Version

Jupiter Company Limited

Jupiter Borrower, Inc.

c/o Trian Fund Management, L.P.
280 Park Avenue, 41st Floor

New York, NY 10017

January 21, 2026

JPMORGAN CHASE BANK, N.A.
270 Park Avenue
New York, New York 10017

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

BANK OF AMERICA, N.A.

BOFA SECURITIES, INC
One Bryant Park
New York, New York 10036

JEFFERIES FINANCE LLC

520 Madison Avenue

New York, New York 10022

MUFG BANK, LTD.

1221 Avenue of the Americas

New York, NY 10020

SUMITOMO MITSUI BANKING CORPORATION

277 Park Avenue

New York, New York 10172

UBS AG, STAMFORD BRANCH

600 Washington Boulevard

Stamford, Connecticut 06901

UBS SECURITIES LLC

11 Madison Avenue

New York, New York 10010

MORGAN STANLEY SENIOR FUNDING, INC.

1585 Broadway

New York, NY 10036

Re: Letter Agreement Pursuant to
Commitment Letter and Fee Letter each dated December 21, 2025 for Project Jupiter

Ladies and Gentlemen:

Reference is hereby made to the following agreements:

(a)            the Commitment Letter dated as of December 21, 2025 for Project Jupiter, by and among Jupiter Company Limited (“Parent”) and Jupiter Borrower, Inc. (“AcquisitionCo”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Citi (as defined in the Commitment Letter (as defined below)), Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (together with its designated affiliates, “BofA Securities” and, together with Bank of America, “BofA”), Jefferies Finance LLC (“Jefferies”), MUFG Bank, Ltd. (“MUFG”) and Sumitomo Mitsui Banking Corporation (“SMBC” and, together with JPMorgan, Citi, BofA, Jefferies and MUFG, the “Original Committed Bank Lenders”), (the “Commitment Letter”); and

(b)            the Fee Letter dated as of December 21, 2025 for Project Jupiter, by and among Parent, AcquisitionCo and the Original Committed Bank Lenders (the “Fee Letter”).

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Commitment Letter or the Fee Letter, as applicable.

1.            Additional Committing Lenders. As contemplated by the first sentence of the sixth paragraph of the Commitment Letter, Parent, AcquisitionCo and the Original Committed Bank Lenders (other than MUFG) severally and not jointly agree (a) to allocate 7.5% and 7.5% of the commitments (other than the commitment of MUFG) in respect of each of the Facilities (including without limitation, any Additional Flex Increase) to UBS AG, Stamford Branch (“UBS AG”) and UBS Securities LLC (“UBSS” and, together with UBS AG, “UBS”), and Morgan Stanley Senior Funding, Inc. (“MSSF”), respectively, (b) that each of the corresponding commitments in the Facilities of the Original Committed Bank Lenders (other than MUFG) is hereby reduced as set forth on Annex A to this letter agreement and (c) to appoint UBS and MSSF as Additional Committing Lenders thereunder (each an “Additional Committing Lender” and, collectively, the “Additional Committing Lenders”). Each of the Additional Committing Lenders acknowledges that it has, independently and without any reliance upon any of the Original Committed Bank Lenders or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Company and its affiliates and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this letter agreement and the transactions contemplated hereby.

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2.            Agreement of Each Additional Committing Lender to Be Bound; Titles; Etc. By execution hereof, each Additional Committing Lender agrees on a several but not joint basis and solely with respect to itself, in each case on the same terms and conditions as are applicable to the Original Committed Bank Lenders’ commitments in respect of the Facilities under the Commitment Letter that, (a) each of UBS and MSSF hereby commits to provide 7.5% and 7.5%, respectively, of the commitments in respect of each of the Facilities (including without limitation, any Additional Flex Increase) and (b) to be and shall be bound by the terms and conditions, subject to all commitments and obligations and entitled to all of the rights and benefits of a “Committed Lender” and “Lender” under the Commitment Letter and the Fee Letter as if such Additional Committing Lender was originally a party thereto. Each of UBSS and MSSF shall act as a joint lead arranger and joint bookrunner for the Facilities, and all references in the Commitment Letter and Fee Letter to “Lead Arrangers,” “Committed Lenders,” “we” or “us” shall be deemed to include UBS and MSSF in such capacities. By execution hereof the parties hereto agree that with respect to (i) the third paragraph under the heading “Facilities Fees” in the Fee Letter that deals with the Term Cash Flow Arrangement Fee and (ii) the first paragraph under the heading “General” in the Fee Letter that deals with any Alternate Transaction and payment of an Alternative Transaction Fee, in each case, each reference to “the date hereof” (other than the first such reference in the first paragraph under the heading “General” in the Fee Letter) means the date of this letter agreement after giving effect to the terms hereof, including the reduction of the commitments in each of the Facilities of the Original Committed Bank Lenders in accordance with Section 1(b) above. For the avoidance of doubt, as consideration for the services of each Additional Committing Lender related to the Facilities and the commitments of each Additional Committing Lender hereunder, Parent and AcquisitionCo agree that each Additional Committing Lender shall be entitled to its pro rata share of any fees payable under the Fee Letter to the Committed Lenders in their capacities as such in respect of the Facilities, in each case, in proportion to its allocated commitment hereunder on the date hereof, if and when any such fees become payable pursuant to the terms and conditions of the Fee Letter.

3.            Effect; Amendments; Governing Law; Etc. Except as specifically amended by this letter agreement, the Commitment Letter and the Fee Letter shall remain in full force and effect. This letter agreement shall be construed in connection with and form part of the Commitment Letter and the Fee Letter, as applicable, and any reference to any of the Commitment Letter or the Fee Letter shall be deemed to be a reference to the Commitment Letter and the Fee Letter, each as amended by this letter agreement. This letter agreement may not be amended or modified, or any provision hereof waived, except by an instrument in writing signed by the parties hereto. This letter agreement, the Commitment Letter and the Fee Letter set forth the entire agreement between the parties hereto and supersede all prior understandings, whether written or oral, between the parties hereto with respect to the matters herein and therein. Each of AcquisitionCo and Parent, jointly and severally, agrees that this letter agreement and its contents are subject to the confidentiality provisions of the Commitment Letter applicable to AcquisitionCo and Parent. Each of AcquisitionCo and Parent, jointly and severally, agrees that this letter agreement and its contents are subject to the indemnification, limitation of liability and waiver of indirect, special, punitive or consequential damages provisions of the Commitment Letter and references therein to the “Commitment Letter” shall be deemed to include the Commitment Letter as amended by this letter agreement. This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This letter agreement and the rights and duties of the parties hereunder (including, without limitation, any claims sounding in contract law or tort law or based on any other theory, in each case, arising out of the subject matter hereof and whether at law or in equity) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to its principles or rules of conflict of laws, to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES THEREUNDER. The submission to jurisdiction provision of the Commitment Letter is incorporated herein by reference, mutatis mutandis, and such provision shall apply to this letter agreement, and will bind each of the parties hereto, in the same manner and to the same extent as such provision applies to the Commitment Letter, the Fee Letter and the original parties thereto.

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This letter agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission or other electronic transmission (e.g., a “pdf”, “tiff” or “DocuSign”) shall be effective as delivery of a manually executed counterpart hereof. The words “executed,” “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement or any document to be signed in connection with this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Very truly yours,

JUPITER BORROWER, INC.

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Authorized Signatory

JUPITER COMPANY LIMITED

By:	/s/ Peter W. May
Name:	Peter W. May
Title:	Authorized Signatory

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

ACKNOWLEDGED AND AGREED
as of the date first written above:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Matthew D. Griffith
	Name:	Matthew D. Griffith
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kirkwood Roland
	Name:	Kirkwood Roland
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

BANK OF AMERICA, N.A.

By:	/s/ Sanjay Rijhwani
	Name:	Sanjay Rijhwani
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Sanjay Rijhwani
	Name:	Sanjay Rijhwani
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

JEFFERIES FINANCE LLC

By:	/s/ John Koehler
	Name:	John Koehler
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

MUFG BANK, LTD.

By:	/s/ J.P. Chaput
	Name:	J.P. Chaput
	Title:	Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

UBS AG, STAMFORD BRANCH

By:	/s/ Bryan Farris
	Name:	Bryan Farris
	Title:	Managing Director

By:	/s/ Michele Cousins
	Name:	Michele Cousins
	Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Bryan Farris
	Name:	Bryan Farris
	Title:	Managing Director

By:	/s/ Michele Cousins
	Name:	Michele Cousins
	Title:	Managing Director

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Ethan Plater
	Name:	Ethan Plater
	Title:	Authorized Signatory

[Signature Page to Joinder to Jupiter Commitment and Fee Letters]

Annex A

Committed Lender	Current Committed Percentage for the Facilities	Revised Committed Percentage for the Facilities
JPMorgan	25%	20.832%
Citi	25%	20.832%
BofA	22%	18.332%
Jefferies	13%	10.832%
MUFG	10%	10.000%
SMBC	5%	4.172%
UBS AG	N/A	7.500%
MSSF	N/A	7.500%